News Release

Cenveo Completes Purchase of Commercial Envelope

STAMFORD, CT – (August 30, 2007) Cenveo, Inc. (NYSE: CVO) announced today that it has completed its previously-announced purchase of Commercial Envelope Manufacturing Co., Inc. (“Commercial Envelope”) of Deer Park, NY, one of the largest envelope manufacturers in the United States.

Robert G. Burton, Chairman and Chief Executive Officer of Cenveo, stated:

“We are pleased to have completed this acquisition, and I look forward to working with the Kristel family and the entire Commercial Envelope team as we begin our integration efforts.  We are excited to begin the process of combining these two industry leaders to form the leading envelope manufacturer in the United States.  This combination will create the most efficient and diversified asset platform in the industry, which will enable us to service even more of our customers’ needs.

The fact that we were able to successfully close this transaction and its related financing during this period of market turbulence speaks very highly of our team’s track record and the confidence our lenders have in us.   This acquisition furthers the momentum that we are seeing in the marketplace.  We continue to see a strong environment for our products, which has resulted in continued strengthening across all our business units.  We are also pleased with the strong cash flow that the business is generating and we remain optimistic about the significant amount of cash this company can generate going forward.

We intend to spend the rest of the year focusing on integrating our recent acquisitions and delivering our financial commitments, which we expect will drive significant cash flow from our operations that can be used to de-leverage our balance sheet and invest in our core business and selected growth opportunities.”

###

Cenveo (NYSE:CVO), headquartered in Stamford, Connecticut, is a leader in the management and distribution of print and related products and services.  The Company provides its customers with low-cost solutions within its core business of commercial printing and packaging, envelope, form, and label manufacturing, and publisher services; offering one-stop services from design through fulfillment.  With over 10,000 employees worldwide, Cenveo delivers everyday for its customers through a network of production, fulfillment, content management, and distribution facilities across the globe.  For more information please visit us at www.cenveo.com.
________________________

Statements made in this release, other than those concerning historical financial information, may be considered “forward-looking statements,” which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  In view of such uncertainties, investors should not place undue reliance on our forward-looking statements.  Such statements speak only as of the date of this release, and we undertake no obligation to update any forward-looking statements made herein.  Factors that could cause actual results to differ materially from management’s expectations include, without limitation:  (1) our substantial indebtedness impairing our financial condition and limiting our ability to incur additional debt; (2) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (3) the potential to incur additional indebtedness, exacerbating the above factors; (4) cross default provisions in our indebtedness, which could cause all of our debt to become due and payable as a result of a default under an unrelated debt instrument; (5) our ability to successfully integrate acquisitions; (6) intense competition in our industry; (7) the absence of long-term customer agreements in our industry, subjecting our business to fluctuations; (8) factors affecting the U.S. postal services impacting demand for our products; (9) increases in paper costs and decreases in its availability; (10) our history of losses and ability to return to consistent profitability; (11) the availability of the Internet and other electronic media affecting demand for our products; (12) our labor relations; (13) compliance with environmental rules and regulations; (14) dependence on key management personnel; and (15) general economic, business and labor conditions.  This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact the Company’s business.  Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at http://www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.

2